Exhibit 10.1

PIPER JAFFRAY COMPANIES

POST-TERMINATION AGREEMENT

This Post-Termination Agreement (this “Agreement”) is between Piper Jaffray Companies, a Delaware corporation (the “Company”), and Andrew Duff (the “Grantee”) and is effective as of January 1, 2018 (the “Termination Date”).

In exchange for the consideration, promises and covenants below, the Company and the Grantee hereby agree as follows:

Agreements

1.                                      Agreements of the Company.  The Company agrees that, so long as the Grantee complies with the obligations set forth in Section 2 below, the following restricted stock awards (RSAs) Mutual Fund Restricted Shares (MFRS’) and/or non-qualified stock options (NQSOs) shall continue to vest and be exercisable as follows:

[Table]

2.                                      Agreements of the Grantee.

(a)                                 Post Termination Restricted Activities.  The Grantee agrees to refrain from engaging in the Post-Termination Restricted Activities identified on Exhibit A attached hereto at any time during the period from the Termination Date through the shorter of (i) the remaining vesting period of the last to vest of the RSAs and/or NQSOs, or (ii) two years following the Termination Date; and

Each attached Exhibit A describes substantially the same Post-Termination Restricted Activities contained in the award agreement(s) covering the RSAs, MFRS’and/or NQSOs that are the subject of this Agreement, and is incorporated into and made a part of this Agreement, as if fully set forth herein.

(b)                                 Grantee acknowledges and also agrees that:

(1)                                 The Post-Termination Restricted Activities of this Agreement are fair and reasonable and protect legitimate business interests of the Company.  Grantee is electing to enter into this Agreement freely and with knowledge of its contents and with the intent to be bound by the restrictions contained herein.  By complying with the restrictions of this Agreement, Grantee will not be precluded from pursuing a profession, trade or business or otherwise earning a livelihood.

(2)                                 Grantee is free to terminate this Agreement upon notice to the Company at any time and, thereafter, to engage in any of the Post-Termination Restricted Activities described in Section 2(a) above (to the extent not otherwise unlawful), but shall not be entitled to any additional vesting of shares under the RSAs, MFRS’ and/or NQSOs that are the subject of this Agreement.  Such vesting immediately and automatically shall cease as of the first date that the Grantee engages or attempts to engage in any of the Post-Termination Restricted Activities, and the Grantee promptly shall provide truthful notice to the Company of such date by use of the Notice attached hereto as Exhibit B.

(3)                                 Grantee shall truthfully complete and submit to the Company, beginning on December 15, 2018, and every December 15 thereafter (“Notice Date”) through the termination of this Agreement, the Notice attached hereto as Exhibit C unless the Grantee has, or should have, given to the Company the Notice attached hereto as Exhibit B.  Failure of the Company to have received from the Grantee a Notice in the form attached hereto as Exhibit C within fifteen (15) days after any Notice Date shall entitle the Company to treat this Agreement as having been terminated by the Grantee.

(4)                                 When vesting of shares ceases under any of the NQSOs that are the subject of this Agreement, the Grantee shall have ninety (90) days thereafter to exercise all vested shares under that NQSO, after which time the vested portion of the NQSO shall terminate and cease to be exercisable.

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3.                                      Agreements of the Company and Grantee.

(a)                                 Notices.  Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing.  Such notice shall be deemed given upon personal delivery to the appropriate address or, if sent by certified or registered mail, seven (7) calendar days after the date of mailing.

(1) To the Company:	(2) To the Grantee:

Piper Jaffray Companies Attention: Compensation U.S. Bancorp Center 800 Nicollet Mall, Ste. 800 Mail Stop J09SHR Minneapolis, MN 55402	Andrew Duff

                                               (b)                                  Modification; Termination.  In the event that any one or more of the Post-Termination Restrictions of Section 2(a) above shall for any reason be held to be unenforceable, invalid or illegal for any reason including, but not limited to, being excessively broad as to duration, geographical scope, activity or subject, such restriction shall be construed or modified by limiting and reducing it, so as to provide the Company with the maximum protection of its business interests and the intent of the parties hereto and yet be valid and enforceable under the applicable law as it shall then exist.  If any such restriction held to be unenforceable, invalid or illegal cannot be so construed or modified, then this Agreement shall terminate in its entirety, and at the time of such termination, vesting of the RSAs, MFRS’ and/or NQSOs that are the subject of this Agreement shall cease immediately and automatically.

(c)                                  Amendment and Waiver.  Except as provided in the plan pursuant to which the RSAs, MFRS’ and/or NQSOs were granted (the “Plan”), this Agreement may be amended, modified, or canceled only by a written instrument executed by the parties.  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought.  Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any other act other than that specifically waived.

(d)                                 Agreement to Arbitrate.  The Company and the Grantee each agrees (i) that any dispute, claim or controversy arising out of or relating directly or indirectly to the construction, performance or breach of this Agreement shall be settled by arbitration before and in accordance with the rules of the Financial Industry Regulatory Authority; and (ii) that judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  Accordingly, the Company and the Grantee each waive their right (if any) to a trial before a court judge and/or jury to resolve any such disputes.

(e)                                  Miscellaneous.  This Agreement is entered into under the laws of the State of Delaware, the state in which the Company is incorporated, and shall be construed and interpreted thereunder (without regard to its conflict-of-law principles).  This Agreement, the award agreement(s) granting the RSAs and/or NQSOs to the Grantee, and the Plan set forth the entire

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agreement and understanding of the parties hereto with respect to the post-termination treatment of the RSAs, MFRS’ and/or NQSOs covered by this Agreement.  This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Grantee.

IN WITNESS WHEREOF, the Grantee and the Company have executed this Agreement effective as of the Termination Date specified at the beginning of this Agreement.

GRANTEE

/s/ Andrew S. Duff
Andrew S. Duff

PIPER JAFFRAY COMPANIES

/s/ Chad R. Abraham

By Chad R. Abraham
Its CEO

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EXHIBIT A

POST-TERMINATION RESTRICTED ACTIVITIES

1.                                      Non-Disclosure & Non-Use of Company-Confidential Information:  Grantee shall not use, disclose or misappropriate any Company-Confidential Information (as defined below) unless the Company or an Affiliate consents otherwise in writing.  “Company-Confidential Information” means any confidential, secret or proprietary knowledge or information of the Company or an Affiliate that the Grantee has acquired or become acquainted with during the Grantee’s employment with the Company or an Affiliate, including, without limitation, any confidential customer, client or account lists or contacts or confidential business plans or information; provided, however, that Company-Confidential Information shall not include any knowledge or information that is now publicly available or which subsequently becomes generally publicly known in the form in which it was obtained from the Company or an Affiliate, other than as a direct or indirect result of the Grantee’s disclosure in violation of this paragraph.

2.                                      Non-Solicitation of Employees:  Grantee shall not, directly or indirectly, on behalf of the Grantee or any other person (including but not limited to any Talent Competitor (as defined below)), solicit, induce or encourage any person then employed by the Company or an Affiliate to terminate or otherwise modify their employment relationship with the Company or such Affiliate.  A “Talent Competitor” means any corporation, partnership, limited liability company or other business association, organization or entity that engages in the investment banking, securities brokerage or investment management business, including, but not limited to, investment banks, sell-side broker dealers, mergers and acquisitions or strategic advisory firms, merchant banks, hedge funds, private equity firms, venture capital firms, asset managers and investment advisory firms.

3.                                      Non-Solicitation of Customers:  Grantee shall not, directly or indirectly, on behalf of the Grantee or any other person (including but not limited to any Talent Competitor), solicit or otherwise seek to divert any customer, client or account of the Company or any Affiliate with which the Grantee had substantive interaction prior to the Grantee’s termination of employment, away from engaging in business with the Company or any Affiliate.

4.                               No Services to or Ownership of Talent Competitors:  Grantee shall not, without the prior written consent of the Company or an Affiliate, directly or indirectly (i) become a director, officer, employee, partner, consultant or independent contractor of, or otherwise work or provide services for, a Talent Competitor doing business in the same geographic or market area(s) in which the Company or an Affiliate is also doing business, or (ii) have or acquire any material ownership or similar financial interest in any such Talent Competitor.

EXHIBIT B

NOTICE OF ELECTION TO TERMINATE

POST-TERMINATION AGREEMENT

Pursuant to the Post-Termination Agreement (“Agreement”) existing between me and Piper Jaffray Companies, a Delaware corporation (the “Company”), by my signature below I hereby give notice to the Company that I am electing to engage in one or more of the Post-Termination Restricted Activities described in Section 2(a) of the Agreement, as of                     .

I understand that, as a result of my election to engage in one or more of the Post-Termination Restricted Activities described in Section 2(a) of the Agreement:

(a)                                On and after the date set forth above, I am not entitled to any additional vesting of shares under my restricted stock awards and/or my stock options granted to me by the Company prior to my Termination Date (as defined in the Agreement) and that are the subject of the Agreement.

(b)                                I have through 90 calendar days after the date set forth above during which I may exercise shares that vested prior to such date under my stock option grant(s).

I declare, under penalty of perjury under all applicable laws, that I have not engaged in any of the Post-Termination Restricted Activities during the period beginning with my Termination Date and until the date set forth above.

Date:
Signature

Printed name

EXHIBIT C

ANNUAL NOTICE OF COMPLIANCE WITH
POST-TERMINATION AGREEMENT

Pursuant to the Post-Termination Agreement (“Agreement”) existing between me and Piper Jaffray Companies, a Delaware corporation (the “Company”), by my signature below I declare under penalty of perjury under all applicable laws, that I have not engaged in any of the Post-Termination Restricted Activities at any time during the period ending December 15,               :

Date:
Signature

Printed name